EXHIBIT 23.1

March 13, 2003

To the Board of Directors

L.Air Holding Inc.

130 King St. West

The Exchange Tower

Toronto, Ontario

Canada M5X 1B1

Ladies and Gentlemen:

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Form 10-KSB of our report dated February 21, 2003, relating to the financial statements of L.Air Holding Inc. for its fiscal year ended November 30, 2002, which is incorporated by reference therein.

Yours truly,

/s/ S F Partnership, L.L.P

SF Partnership, LLP
Chartered Accountants